EXHIBIT 10.42

                               TERMS OF EMPLOYMENT
                                       FOR
                               MICHAEL GARNREITER
                      APRIL 1, 2002 THROUGH MARCH 31, 2005

Position:                   Executive Vice President and Chief Financial Officer

Terms of Agreement:         Three Years - April 1, 2002 through March 31, 2005

Annual Salary:              YEAR  ONE - 4/1/02  THROUGH  3/31/03  - Two  Hundred
                            Twenty Five Thousand ($225,000) Dollars.

                            YEAR TWO - 4/1/03 THROUGH 3/31/04 - Two Hundred Forty Five Thousand ($245,000) dollars.

                            YEAR THREE - 4/1/04 THROUGH 3/31/05 - Two Hundred Sixty Five Thousand ($265,000) Dollars.

                            Each annual salary shall be paid in twenty-six (26) equal installments for each year per usual payroll practices of Main Street.

Annual Bonus:               Bonus opportunity of $125,000, $135,000 and $145,000
                            for each of Years One, Two and Three,  respectively,
                            based upon meeting or exceeding goals established by
                            the  Board  of  Directors  for  each  year.  Company
                            financial   goals  for  each  year  for  your  bonus
                            opportunity shall be the same as the financial goals established for William Shrader to qualify for annual bonus opportunity.

Stock Options:              100,000 ten year options with vesting of 1/3 at time
                            of  issuance  of  options;  1/3  in one  year  after
                            issuance;   and  the  final  1/3  two  years   after
                            issuance. The option price for these 100,000 options
                            will be the  closing  market  price  of Main  Street
                            stock on the date of issuance. In addition,  another
                            50,000 ten year  options  will be issued three years
                            after  your  date of  employment  (with  the  option
                            exercise  price  being the closing  market  price of
                            Main  Street  stock on the date of  issuance),  with
                            vesting 1/3 one year after issuance; another 1/3 two
                            years  after  date of  issuance;  and the  final 1/3
                            three years after issuance.
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Fringe Benefits:            Same as all  corporate  executives  of Main  Street,
                            except  you  will opt out of  participation  in Main
                            Street's medical and/or dental plans.

Severance and Change
Of Control Benefits:        Twelve  (12)  months   salary  upon  your  death  or
                            permanent disability (as reasonably determined by Main Street) during the term of this Employment
                            Agreement or for any  severance  instituted  by Main
                            Street (except for cause as reasonably determined by Main Street). Eighteen (18) months salary for change of control in which you are not offered the same or better position with the same or better terms as are set forth herein.

Reimbursement
For Company
Related Expenses:           Full reimbursement for properly documented expenses.

Outside Business
Activities:                 You will be permitted to take on up to four Board of
                            Director opportunities or similar type engagements, so long as such activities do not substantially conflict with your ability to handle your Main
                            Street responsibilities as a Senior Officer in the Company.

Report to:                  President and Chief Operating Officer

Direct Reports:             Controller, Director, Information Systems; Financial
                            Planning and Budgeting; and Non-food Purchasing